SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 13, 2014

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2014, Supreme Industries, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the fourth quarter and full year ended December 28, 2013.  A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.  The foregoing description of the Press Release is qualified in its entirety by reference to Exhibit 99.1.

The Press Release contains certain non-GAAP financial measurements.  These non-GAAP financial measurements relate to an adjustment due to the costs of a legal settlement, which management believes should be adjusted because it is an unusual item, and to show the effect of current tax rates, as the Company did not pay taxes in the prior year due to the utilization of net operating loss carryforwards from prior years.  Management believes that these non-GAAP financial measures are helpful to show a more accurate comparison of the Company’s performance year-over-year.  A reconciliation of these non-GAAP financial measures is included in the Press Release attached hereto and incorporated herein as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and it is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1                        Press Release of the Company dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: February 14, 2014	By:	/s/ Mark D. Weber
Mark D. Weber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated February 13, 2014.